                                                                      EXHIBIT 16



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549




May 16, 2002

Dear Madam/Sir:

We have read Item 4 included in the Form 8-K dated May 16, 2002, of Thousand Trails, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen, LLP
--------------------------------
Arthur Andersen, LLP



cc:      Mr. Brian Reed
         Chief Financial Officer
         Thousand Trails, Inc.
         2711 LBJ Freeway, Suite 200
         Dallas, Texas 75234